AMR CORPORATION

1998 LONG TERM INCENTIVE PLAN

AS AMENDED

SECTION 1.                                Purpose, Definitions.

The purpose of the AMR Corporation 1998 Long Term Incentive Plan, as amended hereby (the “Plan”) is to enable AMR Corporation (the “Company”) to attract, retain and reward key employees of the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees and the Company's shareholders, by offering such key employees performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash.  Since the adoption of this Plan, section 409A of the Code (as defined below) has been enacted, and requires revision of the Plan document, as well as do various awards issued thereunder.  The effective date of this amendment shall be January 1, 2005.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least twenty percent (20%) of the combined voting power of all classes of stock of such entity or at least twenty percent (20%) of the ownership interests in such entity.

(b)           “Board” means the Board of Directors of the Company.

(c)           “Book Value” means, as of any given date, on a per share basis (i) the Stockholders' Equity in the Company as of the end of the immediately preceding fiscal year as reflected in the Company's audited consolidated balance sheet, subject to such adjustments as the Committee shall specify, divided by (ii) the number of then outstanding shares of Stock as of such year-end date (as adjusted by the Committee for subsequent events).

(d)           “Cause” means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

(e)           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(f)           “Committee” means the Committee referred to in Section 2 of the Plan. If at any time no Committee shall be in office, then the functions of the Committee specified in the Plan shall be exercised by the Board.

(g)           “Company” means AMR Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h)           “Deferred Stock” means the right to receive Stock at the end of a specified deferral period pursuant to Section 8.

(i)           “Disability”, for awards not subject to section 409A of the Code, means disability as determined under procedures established by the Committee for purposes of this Plan.  For awards subject to section 409A, "Disability" shall have the meaning given in section 409A(a)(2)(C) of the Code; determination of such Disability shall be made by the Committee consistently with Treasury Regulation 1.409A-3(i)(4)(i) or successor guidance thereto.

(j)           “Early Retirement” means retirement, with the express consent for purposes of this Plan of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(1)           “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price, regular way, of the Stock on the New York Stock Exchange or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith; provided, that, for Stock Options, Stock Appreciation Rights, Deferred Stock, Restricted Stock, Performance Related Awards and Other Stock Based Awards granted or exercised on or after November 16, 2006, fair market value means, unless otherwise determined by the Committee in good faith, the last sale price of the Stock on the New York Stock Exchange at the time of such grant or exercise, as applicable or, if no such sale of Stock occurs on the New York Stock Exchange on such date or the prior business day, the fair market value of the Stock as determined by the Committee in good faith.

(m)           “Incentive Stock Option” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of section 422 of the Code.

(n)           “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(o)           “Normal Retirement” means retirement from active employment with the Company and any Subsidiary or Affiliate pursuant to the applicable retirement provisions of the applicable pension plan of such entity.

(p)           “Other Stock Based Award” means an award under Section 9 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

(q)           “Performance Related Awards” means an award made pursuant to Section 9 of Restricted Stock or Deferred Stock or Other Stock Based Awards upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part.

(r)           “Plan” means this AMR Corporation 1998 Long Term Incentive Plan as amended, and as it may be amended hereafter from time to time.

(s)           “Restricted Stock” means shares of Stock that are subject to restrictions under Section 7 below.

(t)           “Retirement” means Normal or Early Retirement.

(u)           “Stock” means the Common Stock, $1.00 par value per share, of the Company.

(v)           “Stock Appreciation Right” means the right pursuant to an award granted under Section 6 below which entitles the grantee to receive, upon the exercise thereof in whole or in part, an amount in shares of Stock equal in value to the excess of the Fair Market Value (at the time of exercise) of one share of Stock over the base price per share specified with respect to the Stock Appreciation Right, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. The number of shares to be issued shall be calculated on the basis of the Fair Market Value of the shares at the time of exercise, with any fractional share being payable in cash based on the Fair Market Value at the time of exercise. Notwithstanding the foregoing, the Committee may elect, at any time and from time to time, in lieu of issuing all or any portion of the shares of Stock otherwise issuable upon any exercise of any such Stock Appreciation Right, to pay the grantee an amount in cash or other marketable property with a value equivalent to the aggregate Fair Market Value at the time of exercise of the number of shares of Stock that the Committee is electing to settle in cash or other marketable property.

(w)           “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

(x)           “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the terms “LTIP Awards,” “Performance Award”, “Performance Criteria”, “Change in Control” “Potential Change in Control and “Change in Control Price” shall have the meanings set forth, respectively, in Sections 2, 10(a), and Section 11 below.

SECTION 2.                                Administration.

The Plan shall be administered by a committee of not less than two members of the Board, who shall be appointed by, and serve at the pleasure of, the Board. In selecting the members of the Committee, the Board shall take into account the requirements for the members of the Committee to be treated as “Outside Directors” within the meaning of section 162(m) of the Code and “Non-Employee Directors” for purposes of Rule 16b-3, as promulgated under section 16 of the Exchange Act. The functions of the Committee specified in the Plan shall be exercised by the Board, if and to the extent that no Committee exists which has the authority to so administer the Plan, or to the extent that the Committee is not comprised solely of Non-Employee Directors for purposes of Rule 16b-3, as promulgated under section 16 of the Exchange Act.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers and other key employees eligible under Section 4: (i) Stock Options and Incentive Stock Options; (ii) Stock Appreciation Rights; (iii) Restricted Stock; (iv) Deferred Stock; (v) Other Stock Based Awards; and/or (vi) Performance Related Awards (collectively, the “LTIP Awards”).

In particular the Committee shall have the authority:

(a)           to select the officers and other key employees of the Company and its Subsidiaries and Affiliates to whom LTIP Awards may from time to time be granted hereunder;

(b)           to determine whether and to what extent LTIP Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

(c)           subject to the provisions of Sections 3, 5 and 10, to determine the number of shares to be covered by each such award granted hereunder;

(d)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine in its sole discretion);

(e)           to determine whether, to what extent and under what circumstances a Stock Option may be settled in cash, Stock Appreciation Rights and/or Restricted Stock under Section 5(k) or 5(1), as applicable, instead of Stock;

(f)           to determine whether, to what extent and under what circumstances an award of Restricted Stock or Deferred Stock may be settled in cash;

(g)           to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

(h)           to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan may be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); provided that any such deferral may be accomplished only if exempt from, or in accordance with, section 409A of the Code;

(i)           with respect to an award of Restricted Stock, to determine whether the right to vote will be granted with such award and/or whether any dividends declared with respect to such award will be paid in cash, additional Restricted Stock, Other Stock Based Awards, or not at all;

(j)           with respect to an award of Deferred Stock, to determine whether any dividends declared with respect to such award will be paid in cash, Restricted Stock, additional Deferred Stock, Other Stock Based Awards, or not at all; and

(k)           to determine the terms and conditions pursuant to which an LTIP Award may vest on a pro rata basis or be terminated.

The Committee shall have the authority: to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

The Committee may appoint in writing such person or persons as it may deem necessary or desirable to carry out any of the duties and responsibilities of the Committee hereunder and may delegate to such person or persons in writing such duties, and confer upon such person or persons in writing, such powers, discretionary or otherwise, as the Committee may deem appropriate. The Committee may authorize from time to time the Chief Executive Officer and/or another officer or officers of the Company or its Subsidiaries or Affiliates or a subcommittee of members of the Committee to grant awards under this Plan to officers and other key employees of the Company or its Subsidiaries or Affiliates authorized or approved by the Committee (including grants of individual awards to officers and other key employees authorized or approved by the Committee in a pool of awards for a group of officers and/or other key employees), subject to any conditions or limitations as the Committee may establish; provided that all awards to executive officers of the Company shall be approved by the Committee, or a subcommittee thereof.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.  Section 409A of the Code applies to certain awards under this Plan, and it is intended that all such awards shall be issued, administered, exercised and paid or transferred in conformance therewith.  Accordingly, notwithstanding anything in Section 12 to the contrary, the Committee shall have authority to amend or restate the terms of a grant or award to preclude violation of section 409A of the Code, without the consent of the recipient thereof.

SECTION 3.                                Stock Subject to Plan.

The total number of shares of Stock reserved and available for distribution under the Plan shall be 5,000,000 shares, plus any shares remaining available for issuance under the 1988 Long Term Incentive Plan, as amended, as of the Effective Date hereof.  Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Subject to Section 6(b)(iv) below, if any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any such shares of Stock that are subject to any Restricted Stock or Deferred Stock Award, Other Stock Based Award or Performance Related Award granted hereunder or granted under the 1988 Long Term Incentive Plan, as amended, are forfeited or any such award otherwise terminates without a payment being made to the participant in the form of Stock such shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.                                Eligibility.

Officers and other key employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for, or contribute to, the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible for awards under the Plan.

SECTION 5.                                Stock Options.

Stock Options may be granted alone, in addition to, or in tandem with, other awards granted under the Plan.  Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options; and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided that, in no event shall the number of shares of Stock subject to any Stock Options granted to any employee during any calendar year exceed 250,000 shares, as such number may be adjusted pursuant to Section 3.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a)           Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, that such option price may not be less than the Fair Market Value of the Stock at the time the Stock Option is granted.

(b)           Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted.

(c)           Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that except as determined by the Committee, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d)           Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c) and subject to whatever restrictions may be imposed by the Company, Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the purchase price. Without limiting the generality of the foregoing, payment of the option price may be made: (i) in cash or its equivalent; (ii) by exchanging shares of Stock owned by the optionee (which are not the subject of any pledge or other security interest), including in the case of a Non-Qualified Stock Option, Restricted Stock or Deferred Stock subject to an award hereunder (or an award under the terms of the 1988 Long Term Incentive Plan, as amended); (iii) through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock; or (iv) by any combination of the foregoing, provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such Stock so tendered to the Company, valued as of the time of such tender, is at least equal to such option price.

If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted or deferred, as the case may be, in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions or deferral limitations, unless otherwise determined by the Committee, in its sole discretion.

No shares of Stock shall be issued upon exercise of a stock option until full payment therefor has been made. With respect to grants of Options exercisable prior to January 1, 2005, the optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 14(a). Dividend equivalents or accumulated dividends or other rights of economic value shall not be issued with Stock Options first becoming exercisable after December 31, 2004.

(e)           Transferability of Options. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Option to be transferred to a member of the participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, no Option shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any participant shall be subject to any lien, obligation or liability of the participant.

(f)           Termination by Death. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised in accordance with the terms and conditions established by the Committee.

(g)           Termination by Reason of Disability. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee in accordance with the terms and conditions established by the Committee. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h)           Termination by Reason of Retirement. Subject to Section 5(j), if an optionee's employment by the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee in accordance with the terms and conditions established by the Committee. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(i)           Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate.

(j)           Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such section 422.

(k)           Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Stock, Deferred Stock or Restricted Stock, an option previously granted hereunder, based on such terms and conditions as the Committee shall establish and communicate to the participant at the time that such offer is made; provided that no such buyout shall be permissible to the extent it to would subject the Option to the requirements of section 409A of the Code or result in a violation of section 409A of the Code.

(1)           Settlement Provisions. With respect to options exercisable prior to January 1, 2005, if the option agreement so provides at grant or is amended after grant, and prior to the exercise (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Deferred or Restricted Stock, which shall be valued at the time of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Deferred or Restricted Stock determined without regard to the deferral limitations and/or the forfeiture restrictions involved.

SECTION 6.                                Stock Appreciation Rights.

(a)           Grant and Exercise.  Stock Appreciation Rights may be granted alone, in addition to, or in tandem with, other awards granted under the Plan. Any Stock Appreciation Right granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

A Stock Appreciation Right may be exercised by a grantee, subject to Section 6(b), in accordance with the procedures established by the Committee from time to time for such purposes. Upon such exercise, the grantee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights, and Stock Appreciation Rights related to any exercised Stock Option, shall no longer be exercisable to the extent that the related Stock Appreciation Rights or Stock Option, as the case may be, have been exercised.

(b)           Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i)           Stock Appreciation Rights shall be exercisable at such time and subject to such conditions as the Committee shall specify, except that any Stock Appreciation Right granted in tandem with a Stock Option (or portion thereof) shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

(ii)           Upon the exercise of a Stock Appreciation Right, a grantee shall be entitled to receive an amount in shares of Stock (or, solely to the extent determined by the Committee, cash) equal in value to the excess of the Fair Market Value (at the time of exercise) of one share of Stock over the base price per share specified with respect to the Stock Appreciation Right, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares at the time of exercise.  Notwithstanding anything in this Section 6(b)(ii) to the contrary, the base price in respect of any Stock Appreciation Right shall not be less than the Fair Market Value of the Stock at the time the Stock Appreciation Right is granted, or in the case of a Stock Appreciation Right granted in tandem with a Stock Option, the Fair Market Value at the time the related Stock Option was granted.

(iii)           Stock Appreciation Rights shall be transferable only to the extent that Stock Options may be transferable under Section 5(e) of the Plan.

(iv)           Upon the exercise of a Stock Appreciation Right, regardless of whether granted on a stand-alone basis or in tandem with any Stock Option, only the number of shares of Stock actually issued in connection with the exercise of such Stock Appreciation Right (and not the corresponding number of shares of Stock related to the Stock Appreciation Right (or portion thereof) being exercised) shall be treated as issued under the Plan and, for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock issuable under the Plan, the remaining number of shares of Stock related to such exercised Stock Appreciation Right (or portion thereof), including the corresponding number of shares related to any tandem Stock Option cancelled upon such exercise, shall again be available for issuance under the Plan.

SECTION 7.                                Restricted Stock.

(a)           Administration. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan.  The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified Performance Criteria or such other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b)           Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until the Company and such recipient have executed an agreement evidencing the award and the recipient has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

(i)           The purchase price for shares of Restricted Stock shall be equal to or less than their par value and may be zero.

(ii)           Awards of Restricted Stock must be accepted within a reasonable period (or such specific period as the Committee may specify at grant) after the award date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i).

(iii)           Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

(iv)           The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c)           Terms and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following terms and conditions:

(i)           Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits and subject to Sections 7(c)(iv) and/or 7(c)(v), the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, Performance Criteria and/or such other factors as the Committee may determine, in its sole discretion.

(ii)           If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares of Stock shall be delivered to the participant promptly (unless the Committee decides pursuant to Section 2(f) to settle the award in cash).

(iii)           The voting rights and/or dividend rights, if any, of the Restricted Stock award shall be established by the Committee pursuant to Section 2(i).

(iv)           An award of Restricted Stock, where the Restriction Period is based on Performance Criteria, shall have a Restriction Period of at least one (1) year.

(v)           An award of Restricted Stock, where the Restriction Period is based on service, shall have a Restriction Period of at least three (3) years.

(vi)           In determining the Restriction Period for any award of Restricted Stock granted in replacement of a non-Plan award of Stock or non-Plan award valued by reference to the Stock, the Restriction Period shall be deemed to have commenced on the date such non-Plan award was originally granted.

(d)           Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Restricted Stock award, subject to such Performance Criteria, future service, deferral and other terms and conditions as may be specified by the Committee.  Any deferral terms shall comply with section 409A of the Code.

SECTION 8.                                Deferred Stock.

(a)           Administration. Deferred Stock may be awarded either alone, in addition to, or in tandem with, other awards granted under the Plan and/or awards made outside of the Plan. The Committee shall determine the eligible persons to whom and the time or times at which Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 8(b).  Awards of Deferred Stock may be subject to the provisions of section 409A of the Code, and it is intended that any such grant shall be made and administered in compliance with section 409A of the Code.

The Committee may condition the grant of Deferred Stock upon the attainment of specified Performance Criteria or such other factors or criteria as the Committee shall determine, in its sole discretion.

The provisions of Deferred Stock awards need not be the same with respect to each recipient.

(b)           Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 8 shall be subject to the following terms and conditions:

(i)           Subject to the provisions of this Plan and the award agreement referred to in Section 8(b)(iv) below, Deferred Stock awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period. At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(b)(iii), where applicable), stock certificates shall be delivered to the participant, or his legal representative, in a number equal to the shares covered by the Deferred Stock award (unless the Committee decides pursuant to Section 2(f) to settle the award in cash).

(ii)           Subject to Sections 8(b)(vi) and/or 8(b)(vii), the Committee may accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations in whole or in part, based on service, Performance Criteria and/or such other factors as the Committee may determine, in its sole discretion.

(iii)           Deferral of awards (or any installment thereof) shall not be permitted except in conformance with Internal Revenue Service transitional guidance under section 409A of the Code that does not result in a violation of section 409A of the Code, including Internal Revenue Service Notices 2005-1, 2006-67 and 2007-86.

(iv)           Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant.

(v)           The dividend rights, if any, of the Deferred Stock award established by the Committee pursuant to Section 2(j).  Such rights shall be issued in conformance with section 409A of the Code.

(vi)           An award of Deferred Stock, where the Deferral Period is based on Performance Criteria, shall have a Deferral Period of at least one (1) year.

(vii)           An award of Deferred Stock, where the Deferral Period is based on service, shall have a Deferral Period of at least three (3) years.

(viii)                      In determining the Deferral Period for any award of Deferred Stock granted in replacement of a non-Plan award of Stock or non-Plan award valued by reference to the Stock, the Deferral Period shall be deemed to have commenced on the date such non-Plan award was originally granted.

(c)           Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a Deferred Stock award, subject to such Performance Criteria, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 9.                                Other Stock Based Awards.

(a)           Administration. Other awards of Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Stock (“Other Stock Based Awards”), including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to Book Value or subsidiary performance, may be granted either alone or in addition to, Restricted Stock, Deferred Stock, Stock Purchase Rights or Performance Related Awards granted under the Plan and/or cash awards made outside of the Plan.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the amount of such awards, and all other conditions of the awards including any dividend and/or voting rights, but, where applicable, in conformity with section 409A of the Code.  Subject to Sections 9(b)(iv) and 9(b)(v), the Committee may also provide for the grant of Stock upon the attainment of specified Performance Criteria or such other factors as the Committee may determine, in its sole discretion.

The provisions of Other Stock Based Awards need not be the same with respect to each recipient.

(b)           Terms and Conditions. Other Stock Based Awards made pursuant to this Section 9 shall be subject to the following terms and conditions:

(i)           Subject to the provisions of this Plan and the award agreement referred to in Section 9(b)(ii) below, awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which any shares are issued or amounts are paid, or, if later, the date on which any applicable restriction, performance or deferral period lapses. Subject to Sections 9(b)(iv) and/or 9(b)(v), the Committee, in its sole discretion, may accelerate the vesting of all or any part of any Other Stock Based Award, and/or waive any restrictions or deferral limitations in whole or in part, based on service, Performance Criteria and/or other factors as the Committee may determine, in its sole discretion but only to the extent permitted under section 409A of the Code with respect to Other Stock Based Awards that are subject to section 409A of the Code.

(ii)           Each award under this Section 9 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and by the participant.

(iii)           Stock (including securities convertible into Stock) issued on a bonus basis under this Section 9 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 9 shall be purchased at price(s) determined by the Committee, in its sole discretion.

(iv)           Any Other Stock Based Award that has a Restriction Period or Deferral Period that is based on Performance Criteria shall have a Restriction Period or Deferral Period, as the case may be, of at least one (1) year.

(v)           Any Other Stock Based Award that has a Restriction Period or Deferral Period that is based on service shall have a Restriction Period or Deferral Period, as the case may be, of at least three (3) years.

(vi)           In determining the Restriction Period or Deferral Period for any Other Stock Based Award granted in replacement of a non-Plan award of Stock or non-Plan award valued by reference to the Stock, the Restriction Period or Deferral Period, as applicable, shall be deemed to have commenced on the date such non-Plan award was originally granted.

SECTION 10. Performance Related Awards.

(a)           Performance Objectives. Notwithstanding anything else contained in the Plan to the contrary, unless the Committee otherwise determines at the time of grant, any award of Restricted Stock or Deferred Stock or Other Stock Based Awards to an officer who is subject to the reporting requirements of section 16(a) of the Exchange Act other than an award which will vest solely on the basis of the passage of time, shall become vested, if at all, upon the determination by the Committee that performance objectives established by the Committee have been attained, in whole or in part (a “Performance Award”). Such performance objectives shall be determined over a measurement period or periods established by the Committee (which period or periods shall not be less than one (1) year) and related to at least one of the following criteria, which may be determined solely by reference to the performance of: (i) the Company; (ii) a Subsidiary; (iii) an Affiliate; (iv) a division or unit of any of the foregoing or based on comparative performance of any of the foregoing relative to past performance or to other companies: (A) return on equity; (B) total shareholder return; (C) revenues; (D) cash flows, revenues and/or earnings relative to other parameters (e.g., net or gross assets); (E) operating income; (F) return on investment; (G) changes in the value of the Stock; and (H) return on assets (the “Performance Criteria”). Excluding Stock Options and/or Stock Appreciation Rights granted hereunder, the maximum number of shares of Stock that may be subject to any such Performance Award granted to any key employee in any calendar year shall not exceed 100,000 shares, as such number may be adjusted pursuant to Section 3.

(b)           Annual Incentive Compensation. The Committee may, in addition to the Performance Awards described above, pay cash amounts under the Plan or any other plan or arrangement approved by the Committee, provided such other plan or arrangement is in conformity with the provisions of this Section 10(b), to any officer of the Company or any Subsidiary who is subject to the reporting requirements of section 16(a) of the Exchange Act upon the achievement, in whole or in part, of performance goals or objectives established in writing by the Committee with respect to such performance periods as the Committee shall determine. Any such goals or objectives shall be based on one or more of the Performance Criteria. Notwithstanding anything else contained herein to the contrary, the maximum amount of any such cash payment to any single officer with respect to any calendar year shall not exceed the lesser of (i) $2,000,000; or (ii) twice the officer's annual base salary as in effect on the last day of the preceding fiscal year.

(c)           Interpretation. Notwithstanding anything else contained in the Plan to the contrary, to the extent required to so qualify any Performance Award as other performance based compensation within the meaning of section 162(m)(4)(C) of the Code, the Committee shall not be entitled to exercise any discretion otherwise authorized under the Plan (such as the right to accelerate vesting without regard to the achievement of the relevant performance objectives) with respect to such Performance Award if the ability to exercise such discretion (as opposed to the exercise of such discretion) would cause such award to fail to qualify as other performance based compensation.

SECTION 11.                                Change in Control Provisions.

(a)           Impact of Event.  Notwithstanding the provisions of Sections 7(c)(iv), 7(c)(v), 8(b)(vi), 8(b)(vii), 9(b)(iv) and 9(b)(v), in the event of:

(i)           a “Change in Control” as defined in Section 11(b) or a “Potential Change in Control” as defined in Section 11(c):

(A)           Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(B)           The restrictions and deferral limitations applicable to any Restricted Stock, Deferred Stock, Other Stock Based Awards and Performance Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested and any Performance Criteria shall be deemed met at target; and

(C)           The value of all outstanding LTIP Awards to the extent vested may at the sole discretion of the Committee at or after grant but prior to any Change in Control, be cashed out on the basis of the “Change in Control Price” as defined in Section 11(d) as of the date such Change in Control or Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control, provided that payment of awards subject to section 409A of the Code shall be made in a manner compliant with section 409A.

(b)           Definition of “Change in Control”.  For purposes of Section 11(a), a “Change in Control” means the happening of any of the following:

(i)           When any “person” as defined in section 3(a)(9) of the Exchange Act and as used in sections 13(d) and 14(d) thereof, including a “group” as defined in section 13(d) of the Exchange Act but excluding the Company, any Subsidiary or any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities;

(ii)           The individuals who, as of December 31, 2008, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(iii)           Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another corporation (a “Business Combination”), in each case, unless, following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of Stock of the Company and the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); (B) no person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, fifteen percent (15%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv)           Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding anything in Section 11(b) hereinabove, a Change in Control shall be deemed to have occurred only if the event is also a change in the ownership, or change in effective control, or a change in the ownership of a substantial portion of the assets of the Company, in each case as defined in Treasury Regulation 1.409A-3(i)(5) or successor guidance thereto.  For such purpose the specified percentages in Treasury Regulations 1.409A-3(i)(5)(v), (vi) and (vii) or successor guidance thereto shall be utilized, rather than any elective percentage.

(c)           Definition of Potential Change in Control.  For purposes of Section 11(a), a “Potential Change in Control” means the happening of any one of the following:

(i)           The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(b); or

(ii)           The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

Notwithstanding anything in Section 11(c) hereinabove, a Potential Change in Control shall be deemed to have occurred only if the event is also a change in the ownership, or change in effective control, or a change in the ownership of a substantial portion of the assets of the Company, in each case as defined in Treasury Regulation 1.409A-3(i)5) or successor guidance thereto.  For such purpose the specified percentages in Treasury Regulations 1.409A-3(i)(5)(v), (vi) and (vii) or successor guidance thereto shall be utilized, rather than any elective percentage.

(d)           Change in Control Price. For the purposes of this Section 11, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index, or paid or offered in any bona fide transaction related to a potential or actual Change in Control of the Company at any time during the sixty (60) day period immediately preceding the occurrence of the Change in Control, in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Incentive Stock Options or Stock Appreciation Rights or, where applicable, the date on which a cashout occurs under Section 11(a)(i)(C).

SECTION 12.  Amendments and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under an LTIP Award theretofore granted, without the optionee's or participant's consent.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but subject to Section 2 above, no such amendment shall impair the rights of any holder without the holder's consent.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

Notwithstanding the above, no amendment shall be made that shall constitute an impermissible acceleration of an award that is subject to section 409A of the Code and awards subject to section 409A may be amended without participant consent to the extent provided in Section 2 of this Plan.

SECTION 13. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.  Trusts or other arrangements so established shall be subject to the limitations of section 409A(b) of the Code.

SECTION 14. General Provisions.

(a)           The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b)           Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

(c)           The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d)           Except as the participant and the Company may otherwise agree, no later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e)           The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or in Deferred Stock or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

(f)           The Committee may permit a participant to postpone the delivery of Stock under any award, including a Stock Option, under the Plan upon such terms and conditions as the Committee shall determine, but, with respect to awards subject to section 409A of the Code, only in conformance with section 409A of the Code.

(g)           The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 15. Effective Date of Plan.

As amended, the Plan shall be effective as of May 21, 1998, with changes effected hereunder effective as of January 1, 2005.

SECTION 16. Term of Plan.

No LTIP Award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of shareholder approval, but awards granted prior to such tenth anniversary may extend beyond that date, in accordance with the terms of such awards.

SECTION 17. Applicability to Grants under 1988 Plan.

The provisions of the Plan relating to stock options, stock appreciation rights, restricted stock awards, deferred stock awards, other stock-based awards or performance related awards shall apply to, and govern existing and subsequent stock options, stock appreciation rights, restricted stock awards, deferred stock awards, other stock-based awards or performance related awards granted under the 1988 Long Term Incentive Plan, as amended.